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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

            AMB PROPERTY CORPORATION DECLARES QUARTERLY DIVIDEND AND
                ANNOUNCES REPURCHASE OF SERIES C PREFERRED UNITS

SAN FRANCISCO, DECEMBER 6, 2001 - The Board of Directors of AMB Property Corporation (NYSE: AMB) today declared a regular cash dividend for the quarter ending December 31, 2001 of $0.395 per share of common stock. The dividend will be payable on December 24, 2001, to stockholders of record as of the close of business on December 14, 2001.

AMB Property Corporation's Board of Directors also declared a dividend for the period commencing on and including October 15, 2001 and ending on and including January 14, 2002 of $0.53125 per share of its 8.5% Series A Cumulative Redeemable Preferred Stock (NYSE: AMB Pf A). The dividend is payable on January 15, 2002 to stockholders of record as of the close of business on January 4, 2002.

On December 5, 2001, AMB Property II, L.P., a subsidiary of AMB Property Corporation, repurchased all of its outstanding Series C Cumulative Redeemable Preferred Limited Partnership Units from three institutional investors. AMB Property II, L.P. repurchased the outstanding 2,200,000 8-3/4% Series C Cumulative Redeemable Preferred Limited Partnership Units, which had a par value of $110.0 million, for an aggregate cost of $115.7 million, including accrued and unpaid dividends totaling $1.3 million.

AMB Property Corporation is one of the leading owners and operators of industrial real estate nationwide. As of September 30, 2001, AMB owned, managed and had renovation and development projects totaling 92.6 million square feet and 996 buildings in 26 metropolitan markets. AMB targets High Throughput Distribution(R) properties - industrial properties located in major distribution markets near airports, seaports and ground transportation systems. These HTD(R) facilities are built for speed and benefit from barriers to entry due to their supply-constrained locations and proximity to large customer bases. AMB - A tradition of nontraditional thinking(R).

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AMB's press releases are available on the company website or by contacting the
Investor Relations department toll-free at 877-285-3111.

     This press release contains forward-looking statements about business strategy and future plans, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB's actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, AMB's failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB's failure to successfully integrate acquired properties and operations, AMB's failure to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB's inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain its
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     status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, risks arising from the California energy shortage, changes in real estate and zoning laws and increases in real property tax rates. AMB's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB's filings with the Securities and Exchange Commission, including AMB's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

AMB CONTACTS:

         INVESTORS                          MEDIA
         Michael A. Coke                    Sara J. Butz
         Michelle C. Wells                  Marketing &
         Toll Free: (877) 285-3111          Corporate Communications
         Phone: (415) 394-9000              Phone: (415) 733-9478
         Fax: (415) 394-9001                Fax: (415) 394-9001
         email: ir@amb.com                  email: sbutz@amb.com